Exhibit 8.1

The table below presents our significant subsidiaries and investees, the places of incorporation and our effective ownership interests therein as of December 31, 2012.

Subsidiary	Accounting Method	Ownership Interest	Place of Incorporation/ Organization
Sibintertelecom	Consolidated	100.0%	Russia
Russian Telephone Company	Consolidated	100.0%	Russia
Comstar Regions	Consolidated	100.0%	Russia
Sistema Telecom	Consolidated	100.0%	Russia
Infocentr(4)	Consolidated	100.0%	Russia
SibGroupInvest(5)	Consolidated	100.0%	Russia
Intercom	Consolidated	100.0%	Russia
Altair(4)	Consolidated	100.0%	Russia
Elf	Consolidated	100.0%	Russia
Pilot LLC	Consolidated	100.0%	Russia
Tascom	Consolidated	100.0%	Russia
Teleradiokompania “TVT”	Consolidated	100.0%	Russia
TVKiK LLC	Consolidated	100.0%	Russia
ZhelGorTeleCom	Consolidated	100.0%	Russia
Metro-Telecom	Consolidated	95.0%	Russia
MGTS	Consolidated	94.6%	Russia
MTS Ukraine	Consolidated	100.0%	Ukraine
MTS Finance(1)	Consolidated	100.0%	Luxembourg
Uzdunrobita	Consolidated	100.0%	Uzbekistan
BCTI	Consolidated	100.0%	USA
MTS Bermuda(2)	Consolidated	100.0%	Bermuda
MTS International Funding(3)	Consolidated	VIE	Ireland
K-Telecom	Consolidated	80.0%	Armenia
MTS Belarus	Equity	49.0%	Belarus
IntellectTelecom	Equity	47.0%	Russia
Stream	Equity	45.0%	Russia

(1)                                 Represents beneficial ownership interest.

(2)                                 A wholly owned subsidiary established to repurchase our ADSs.

(3)                                 A private limited company organized and existing under the laws of Ireland for the sole purpose of financing a loan to MTS. The company is a variable interest entity of the Group.

(4)                                 Merged into MTS OJSC on April 1, 2013.

(5)                                 Inteleca Group, our former significant subsidiary, was merged into CJSC “Company “SibGroupInvest” in 2011.

See also Note 2 to our audited consolidated financial statements.